Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CIFC LLC and CIFC Corp. (collectively, the “Company”) on Form 10-K/A for the year ending December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 29, 2016	/s/ STEPHEN J. VACCARO
Stephen J. Vaccaro
Co-President
(Principal Executive Officer)

Date: April 29, 2016	/s/ OLIVER E. WRIEDT
Oliver E.Wriedt
Co-President
(Principal Executive Officer)

Date: April 29, 2016	/s/ RAHUL N. AGARWAL
Rahul N. Agarwal
Chief Financial Officer
(Principal Financial Officer)